FOURTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, dated as of December 20, 2017, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the CrossingBridge Nordic High Income Bond Fund; and

WHEREAS, the parties desire to amend the fees on Exhibit C of the Agreement and to add termination language; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with
Exhibit A attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced in its entirety with
Exhibit C attached hereto, which shall be effective for a period of three (3) years beginning on July 1, 2024, and concluding on June 30, 2027.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Gregory Farley

Printed Name: John P. Buckel	Printed Name: Gregory Farley

Title: President	Title: Senior Vice President

Date: 9/26/24	Date: September 26, 2024

Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series

CrossingBridge Low Duration High Yield Fund
CrossingBridge Ultra-Short Duration Fund CrossingBridge Responsible Credit Fund RiverPark Strategic Income Fund CrossingBridge Nordic High Income Bond Fund

Exhibit C

Notice of Termination upon Change of Control:
Upon a change in control, as defined in the 1940 Act, CrossingBridge Advisors LLC (the “Advisor”) may terminate this agreement upon giving 120 days’ prior written notice to the other parties. In the event of a conflict between the termination notice provisions of the Agreement and the termination notice provision in this Exhibit C, the termination notice provision within this Exhibit C shall control.

Fund Start-up & Registration Services Project Fee Schedule

Regulatory Administration Services
▪New fund launch – $[...] per fund or as negotiated
▪Ongoing Annual Regulatory Administration Services, including supplements –
•$[...] for first three active or inactive funds in same statutory prospectus
•$[...] for each additional active or inactive fund in the same statutory prospectus
▪Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
▪Postage, if necessary
▪Federal and state filing fees
▪Expenses from Board of Trustee meetings
▪Third party auditing and legal expenses
▪EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
▪All other Miscellaneous expenses

Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund Complex*
“Complex Fee” based on 4 existing Funds – Low Duration High Yield, Responsible Credit, Ultra Short Duration, & RiverPark Strategic Income
“Complex Fee” subject to a $[...] annual minimum based on existing 4 Funds as noted.
[...] basis points on the first $[...]
[...] basis points on the balance
New Funds - $[...] minimum annual fee OR [...] bps, whichever is greater.
▪Additional fee of $[...] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
▪Additional fee of $[...] for each intraday NAV calculations in excess of one strike per day

Services Included in Annual Fee Per Fund
▪Advisor Information Source – On-line access to portfolio management and compliance information.
▪Daily Performance Reporting – Daily pre- and post-tax fund and/or sub-advisor performance reporting.
▪U.S. Bank Regulatory Administration (e.g., annual registration statement update)
▪Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

▪$[...] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
▪$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
▪$[...] – Bank Loans
▪Derivative Instruments are generally charged at the following rates:
•$[...] – Interest Rate Swaps, Foreign Currency Swaps
•$[...] – Swaptions
•$[...] – Credit Default Swaps
▪$[...]- Intraday money market funds pricing, up to 3 times per day
▪$[...] per Month Manual Security Pricing (>25per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)
▪$[...] per Foreign Equity Security per Month for Corporate Action Services
▪$[...] per Domestic Equity Security per Month for Corporate Action Services
▪$[...] per CMO and Asset Backed Security per Month for Factor Services
▪$[...] per Mortgage-Backed Security per Month for Factor Services

Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
▪$[...] for the first fund (subject to Board approval)
▪$[...] for each additional fund 2-5 (subject to change based on Board review and approval)
▪$[...] for each fund over 5 funds
▪$[...] per sub-adviser per fund (capped at $15,000 per sub-adviser over the fund complex)
▪For more than one fund, fees will be aggregated and allocated equally.

Third Party Administrative Data Charges
(descriptive data for analytics, reporting and compliance)
▪$[...] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees
•$[...] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[...] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$[...] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[...] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[...] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements
▪Form N-PORT – $[...] per year, per Fund
▪Form N-CEN – $[...] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). The CPI is capped at 3% per annum.

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance Additional Services Fee Schedule

Transfer In-Kind
▪Tax Free Transfer In-Kind Cost Basis Tracking* – $[...] per sub-account per year

Daily Compliance Services
▪$ [...] per fund group per year - Base fee
▪ Additional fee of $[...] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	[...]
Full Derivatives User (no OTC derivatives)	[...]
Full Derivative User (with 1-5 OTC derivatives)	[...]
Full Derivative User (with 5 or more OTC derivatives)	[...]
Closed Fund Data Maintenance Fee	[...]
*Additional fees may apply from index providers

Section 15(c) Reporting
▪$[...] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
▪Additional 15(c) reporting is subject to additional charges
▪Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Fees for Special Situation:
▪Fee will be assessed.

Rule 2a-5 Supplemental Services:
▪

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	[...]
More than 5% but less than 25%	[...]
25% or more	[...]
▪
▪Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Materials:

Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	[...]
Per User Fee[2]	[...]
Per Separate Committee[3] Fee	[...]

1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025
2 Per User Fee applies to all users excluding any Fund Services employee who is not an officer in a Multiple Series Trust sponsored by Fund Services
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	[...]

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Customized delivery of data:
TBD

TSR Pricing1
$[...] per year per fund for the first class plus

$[...] per year per class after the first class

1 Subject to annual “Consumer Price Index (CPI) increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
▪Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[...] per year
▪Additional Capital Gain Dividend Estimates – (First two included in core services) – $[...] per additional estimate
▪State tax returns - (First two included in core services) – $[...] per additional return

Tax Reporting – MLP C-Corporations

Federal Tax Returns
▪Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
▪Prepare Federal and State extensions (If Applicable) – Included in the return fees
▪Prepare provision estimates – $[...] Per estimate

State Tax Returns
▪Prepare state income tax returns for funds and blocker entities – $[...] per state return
•Sign state income tax returns – $[...] per state return
•Assist in filing state income tax returns – Included with preparation of returns
▪State tax notice consultative support and resolution – $[...] per fund

ESG Compliance Reporting Services

•Monthly Investor Transparency Reporting $[...] per annum per fund.

Global Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

Advisor approved of the fee schedules above on September 25, 2024.